SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 25, 2002
                         Commission file number 0-19292

                              BLUEGREEN CORPORATION
             (Exact name of registrant as specified in its charter)

            Massachusetts                              03-0300793
   (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                  Identification No.)

         4960 Conference Way North, Suite 100, Boca Raton, Florida 33431
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (561) 912-8000

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Item 5. Other Events

      On September 25, 2002, Bluegreen Corporation of the Rockies, Bluegreen Golf Clubs, Inc., Bluegreen Properties of Virginia, Inc. and Bluegreen Southwest One, L.P., (collectively, the "Subsidiaries"), all of which are direct or indirect wholly-owned subsidiaries of Bluegreen(R) Corporation (the "Registrant" and together with the Subsidiaries, the "Company"), entered into a $50 million revolving credit facility (the "Facility") with Residential Funding Corporation ("RFC"), an affiliate of General Motors Acceptance Corporation. The Registrant is the guarantor on the Facility. The Company will use the proceeds from the Facility to repay outstanding indebtedness on residential land projects, finance the acquisition and development of residential land projects and for general corporate purposes. The Facility is secured by the real property home sites (and personal property related thereto) at the following residential land projects of the Company, as well as any residential land projects acquired by the Company with funds borrowed under the Facility (the "Secured Projects"): Brickshire (New Kent County, Virginia); Mountain Lakes (Bluffdale, Texas); Ridge Lake Shores (Magnolia, Texas); Riverwood Forest (Fulshear, Texas); Waterstone (Boerne, Texas) and Yellowstone Creek Ranch (Pueblo, Colorado). In addition, the Facility is secured by the Company's Carolina National and The Preserve at Jordan Lake golf courses in Southport, North Carolina and Chapel Hill, North Carolina, respectively. Borrowings under the Facility can be made through September 25, 2004. Principal payments will be effected through agreed-upon release prices paid to RFC as home sites in the Secured Projects are sold. The outstanding principal balance of any borrowings under the Facility must be repaid by September 25, 2006. The interest charged on outstanding borrowings will be prime plus 1.00% and will be payable monthly. The Company is required to pay an annual commitment fee equal to 0.33% of the $50 million Facility amount.

      The Facility documents include customary conditions to funding, acceleration provisions and certain financial affirmative and negative covenants.

      On September 25, 2002, the Company borrowed $11 million under the Facility and received cash proceeds of approximately $9 million. The $2 million deducted from the cash proceeds related to the repayment of existing debt on the Secured Projects of approximately $1.5 million and debt issuance costs totaling $500,000 including the first annual commitment fee, as described above.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of Business Acquired.

      Not applicable.

(b)   Pro Forma Financial Information.

      Not applicable.

(c)   Exhibits.

      10.149 Loan Agreement dated as of September 25, 2002, between Bluegreen Corporation of the Rockies, Bluegreen Golf Clubs, Inc., Bluegreen Properties of Virginia, Inc., Bluegreen Southwest One, L.P. and Residential Funding Corporation.

      10.150 Revolving Promissory Note dated as of September 25, 2002, between Bluegreen Corporation of the Rockies, Bluegreen Golf Clubs, Inc., Bluegreen Properties of Virginia, Inc., Bluegreen Southwest One, L.P. and Residential Funding Corporation.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 4, 2002                By: /s/ JOHN F. CHISTE
                                          -----------------------------
                                          John F. Chiste
                                          Senior Vice President,
                                          Treasurer and Chief Financial Officer